Exhibit 10.2

FORM OF RIGHTS AGENCY AGREEMENT

THIS RIGHTS AGENCY AGREEMENT (this “Agreement”), dated as of February        , 2003, between BANCO LATINOAMERICANO DE EXPORTACIONES, S.A., a company incorporated under the laws of the Republic of Panama (the “Company”), and THE BANK OF NEW YORK, a New York banking corporation (the “Rights Agent”).

WHEREAS, the Company will grant to holders (the “Holders”) of its shares of Class A, Class B and Class E common stock (“Common Stock”) as of a record date determined by the Company (the “Record Date”) the right to purchase additional shares of Common Stock of the class to which their rights relate (the “Shares”) at the subscription price described in the Prospectus (as defined below) (the “Rights Offer”);

WHEREAS, the Rights Offer is expected to commence during the first financial quarter of 2003;

WHEREAS, the Rights Offer will be made to each of the Holders by means of a final prospectus (the “Prospectus”) dated on or around the date the Form F-2 Registration Statement of which it forms a part is declared effective by the United States Securities and Exchange Commission, which will be accompanied by a Subscription Certificate and instructions relating to the number of Shares that may be purchased, the method for subscribing and the delivery of payment (together, the “Subscription Certificate”); and

WHEREAS, the Subscription Certificate is to be used by the Holders to subscribe for Shares in the Rights Offer.

NOW, THEREFORE, in consideration of the premises and mutual agreements herein, the Company and the Rights Agent hereby agree as follows:

ARTICLE I — APPOINTMENT OF THE RIGHTS AGENT

The Company hereby appoints The Bank of New York as the Rights Agent of the Company in connection with the Rights Offer in accordance with the terms and conditions of this Agreement and The Bank of New York hereby accepts such appointment and agrees to be bound by the terms and conditions of this Agreement upon execution of this Agreement.

ARTICLE II — TERMS OF RIGHTS OFFER

1. The subscription period will commence on or around the Record Date (the “Commencement Date”) and will end on the date designated as the “Expiration Date” in the Prospectus (the “Expiration Date”). The Commencement Date through 5 p.m. New York time on the Expiration Date will constitute the subscription period (the “Subscription Period”).

2. Holders may purchase Shares pursuant to the Rights Offer at a subscription price equal to the lowest of the three averages of the last reported sales price of a Class E share of Common Stock on the New York Stock Exchange for three periods consisting of 90, 30 and 10 trading days, respectively, each ending on the Expiration Date (the “Subscription Price”).

ARTICLE III—DELIVERY OF RIGHTS OFFER MATERIAL

1. On or prior to the Commencement Date, the Company will deliver to the Rights Agent sufficient copies of the Prospectus, the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2002, the Subscription Certificate and Guidelines for Certification of Taxpayer Identification Number of Substitute Form W-9 (the “Guidelines”).

2. Unless otherwise instructed in writing by the Company, as soon as practicable after the Record Date, but in no event later than [    ] calendar days thereafter, the Rights Agent shall send to each Holder (i) a Prospectus, (ii) the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2002, (iii) a Subscription Certificate, (iv) the Guidelines, (v) a notice of guaranteed delivery, and (vi) a return envelope addressed to the Rights Agent for use by such Holder (such material, collectively, the “Rights Offer Material”).

3. In the event that the Rights Offer Material is returned to the Rights Agent for any reason and proper delivery thereof cannot be effected to a Holder, the Rights Agent shall hold such Rights Offer Material and the related Holder’s right to purchase Common Stock pursuant to the Rights Offer will be treated as unexercised. The Rights Agent shall supply the Company with such information as the Company may request with respect to any Rights Offer Material that cannot be delivered to a Holder.

4. In the event that, prior to the Expiration Date, any Holder notifies the Rights Agent that the Rights Offer Material to which such Holder is entitled has not been delivered, or has been lost, stolen or destroyed, the Rights Agent will furnish to such Holder a copy of the Rights Offer Material. The Company agrees to supply the Rights Agent with sufficient copies of the Rights Offer Materials for such purposes.

ARTICLE IV—ACCEPTANCE OF SUBSCRIPTIONS

1. The Rights Agent is hereby authorized and directed to receive subscriptions for the Shares on behalf of the Company throughout the Subscription Period. Any funds that the Rights Agent receives during the Subscription Period from Holders in respect of payments for Shares shall be deposited in an interest-bearing account at The Bank of New York that the Rights Agent designates solely for such purpose (the “Deposit Account”) and such funds shall remain in the Deposit Account until they are distributed to the Company in accordance with Article VI hereof.

As promptly as practicable after the Rights Agent receives a Subscription Certificate from a Holder, the Rights Agent shall determine whether the Holder that sent such Subscription Certificate has properly completed and executed such Subscription Certificate and has submitted the correct payment for the Shares being subscribed for. If such Subscription Certificate is not properly completed, is unexecuted or if such Holder did not send the correct payment amount, then the Rights Agent will send a notice to such Holder instructing such Holder to amend its Subscription Certificate or submit the proper payment amount, as the case may be. If such Holder does not amend its Subscription Certificate or submit the proper payment amount, as the case may be, by the Expiration Date, such Holder’s right to purchase Shares in the Rights Offer shall be deemed to be unexercised.

Notwithstanding the foregoing, without further authorization from the Company, except where otherwise specified or as otherwise notified in writing by the Company prior to the Expiration Date, the following Subscription Certificates shall be deemed to be properly completed:

(a) any subscription with respect to which a Holder has failed to execute a Subscription Certificate in the manner provided by the terms thereof, provided that (1) the Holder has indicated on such Subscription Certificate or by other written communication, the manner in which the Holder wishes to subscribe and (2) proper payment has been made by such Holder;

(b) any subscription by an individual (and not by a corporation, partnership or fiduciary) which is accompanied by a check drawn by an individual (and not by a corporation, partnership or fiduciary) other than the Holder, provided that (1) the Subscription Certificate submitted therewith has been duly executed by the Holder, (2) the Holder is the Holder to which such Subscription Certificate relates, (3) the check tendered in payment of such subscription is drawn for the proper amount and to the order of The Bank of New York and is otherwise in order, and (4) there is no evidence actually known to the Rights Agent indicating that such check was delivered to the Holder by the drawer thereof for any purpose other than the payment of the accompanying subscription;

(c) any subscription by a custodian on behalf of a minor which is accompanied by a check drawn by an individual (and not by a corporation, partnership or fiduciary) other than the Holder, if the provisos set forth in clause (b) above are satisfied; or

(d) any subscription by an individual (and not by a corporation, partnership or fiduciary) which is accompanied by a check drawn by a corporation, partnership or fiduciary, if the provisos set forth in clause (b) above are satisfied.

2. The Rights Agent is hereby authorized to accept subscriptions for Shares on behalf of the Company (i) at any time during the Subscription Period, and (ii) upon the proper completion and execution of the applicable Subscription Certificate in accordance with the terms thereof and hereof.

3. The Rights Agent is authorized to waive proof of authority to sign (including the right to waive signatures of co-fiduciaries and proof of appointment or authority of any fiduciary or other person acting in a representative capacity) in connection with any subscription with respect to which:

(a) the Shares to which the Subscription Certificate relate are registered in the name of an executor, administrator, trustee, custodian for a minor or other fiduciary and have been executed by such Holder provided that the Shares purchased are to be issued in the name of such Holder;

(b) the Shares to which the Subscription Certificate relate are registered in the name of a corporation and the Subscription Certificate has been executed by an officer of such corporation, provided that the Shares purchased are to be issued in the name of such corporation;

(c) the Subscription Certificate has been executed by a bank, trust company or broker as agent for the Holder to which such Subscription Certificate relates, provided that the Shares purchased are to be issued in the name of such Holder; or

(d) the Shares to which such Subscription Certificate relate are registered in the name of a decedent and the Subscription Certificate has been executed by a person who purports to be the executor or administrator of such decedent’s estate, provided that (1) the Shares are to be issued in the name of such person as executor or administrator of such decedent’s estate, (2) the check tendered in payment of such subscription is drawn for the proper amount and to the order of The Bank Of New York and is otherwise in order, and (3) there is no evidence actually known to the Rights Agent indicating that such person is not the duly authorized executor or administrator which such person purports to be.

ARTICLE V—REPORTS BY THE RIGHTS AGENT

1. The Rights Agent will advise the Company by facsimile transmission or e-mail (i) on the Commencement Date as to the total number of Holders and the total number of shares of Common Stock outstanding; and (ii) on each business day of the Subscription Period as to (1) the total number of subscriptions for Shares pursuant to the Rights Offer that the Rights Agent has received (which have been properly completed and executed and for which the correct payment amount was received), (2) the aggregate amount of funds received by the Rights Agent in payment of such subscriptions and (3) the total number of Holders which the Rights Agent has notified pursuant to Article IV hereof that their Subscription Certificate were not properly completed or that the correct payment amount for the Shares was not received.

2. Not later than 8 p.m. (New York City time) on the Expiration Date, the Rights Agent will advise the Company by facsimile transmission or e-mail as to (i) the total number of Shares of each class subscribed for in the Rights Offer and (ii) the aggregate amount of funds received by the Rights Agent in payment of such subscriptions.

ARTICLE VI—PAYMENTS

On or before the closing date for the issuance of Shares subscribed for in the Rights Offer (the “Closing Date”), the Company will deposit Class E Shares with the Rights Agent. Once the Rights Agent receives confirmation that the Class E Shares have been deposited, the Rights Agent shall remit to the Company the aggregate amount of funds held in the Deposit Account, regardless of whether the funds therein are for payment of Class A, Class B or Class E Shares.

ARTICLE VII—ISSUANCE AND DELIVERY OF SHARES

1. Promptly after the final allocation of Shares amongst Holders has been determined, the Rights Agent shall determine if full payment has been received from all Holders for the number and amount of Shares allocated to such Holders. If full payment therefor has not been received from any Holders, the Rights Agent shall promptly prepare and mail/deliver a notice to each such Holder informing such Holder of the number of Shares to be acquired by such Holder, the Subscription Price and the additional amount payable by such Holder.

2. The Rights Agent shall provide to the Company any and all information requested by the Company to allow the Company to issue and deliver Class A Shares and Class B Shares to Holders that have acquired, or will acquire, such Shares in the Rights Offer.

3. Within ten business days following the Closing Date, the Rights Agent will mail or deliver a certificate to each registered Holder that has purchased Class E Shares of Common Stock in the Rights Offer evidencing the number of Shares such Holder has purchased in the Rights Offer, or, for Holders whose shares are held by a nominee, confirmation of an account credit for such Shares; provided, however, that no certificate shall be mailed or delivered, and no account credit shall be made, to any Holder unless full payment for the Shares being purchased by such Holder in the Rights Offer has been received by the Rights Agent. A notice containing the following information shall accompany the mailing of any certificate: the number of Shares acquired by the applicable Holder in the Rights Offer and the Subscription Price. Each certificate will be registered in the name specified by the Holder in its Subscription Certificate. In addition, if a refund is owed to any Holder because such Holder has over-paid for Shares, a check in the amount of any excess payment shall accompany the mailing or delivery of the certificate or account credit, as the case may be.

4. The Rights Agent will mail the certificates by first class mail under a blanket surety bond protecting the Rights Agent and the Company from any loss or liability arising out of the nonreceipt or nondelivery of any such certificate or the replacement thereof. If the market value of securities to be mailed in any one shipment will exceed $1,000,000.00, such shipment will be sent by registered mail and will be insured separately for the replacement value of its contents.

ARTICLE VIII—LIMITATIONS OF DUTIES

1. The Rights Agent shall have no duties or obligations other than those specifically set forth herein, including any duties or obligations under any other agreement, and no implied duties or obligations shall be read into this Agreement against the Rights Agent.

2. The Rights Agent makes no, and will not be deemed to have made, any representations with respect to, and shall have no duties, responsibilities or obligations with respect to determining, the validity, sufficiency, value or genuineness of any Shares, Subscription Certificates or other documents deposited with or delivered to it or any signature or endorsement set forth on or in connection with such documents.

3. The Rights Agent shall not be obligated to take any legal action hereunder which might in the Rights Agent’s judgement involve any expense or liability, unless the Rights Agent shall have been furnished with indemnity satisfactory to the Rights Agent.

4. The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in the Subscription Certificate or any other Rights Offer Materials or be required to verify the same; and may rely upon and comply with, and shall be fully indemnified and held harmless for relying upon and complying with, any

Subscription Certificate or other Rights Offer Material, certificate, instrument, opinion of counsel, notice, letter, telegram, records, or other document or security delivered to it in connection with this Agreement reasonably believed by it to be genuine and to have been approved or signed by the proper party or parties.

5. The Rights Agent may consult with counsel of its selection and shall not have any liability to the Company for any action taken, suffered or omitted by it hereunder in good faith in reasonable reliance on the written advice of such counsel.

6. The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Company, and to apply to the Company for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any officer of the Company or for any delay in acting while waiting for those instructions. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken or omitted by the Rights Agent under this Agreement and the date on/or after which such action shall be taken or such omission shall be effective. The Rights Agent shall not be liable for any action taken by, or omission of, the Rights Agent in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than five business days after the date the Company actually receives such application, unless the Company shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instructions in response to such application specifying the action to be taken or omitted.

7. The Rights Agent shall escheat any property held by the Rights Agent in accordance with applicable law.

ARTICLE IX—COMPENSATION; PAYMENT OF EXPENSES

1. The Rights Agent shall be entitled to such compensation as may be agreed upon with the Company for all services rendered by the Rights Agent, and the Company promises to pay such compensation and to reimburse the Rights Agent for out-of-pocket expenses (including reasonable outside attorneys’ fees and expenses and reasonable fees and expenses of other professionals) incurred by it in connection with the services rendered by it hereunder upon receipt of such invoices as the Company shall reasonably require.

2. No provision of this Agreement shall require the Rights Agent to expend or risk the Rights Agent’s own funds or otherwise incur any financial liability in the performance of any of the Rights Agent’s duties hereunder.

ARTICLE X—TERMINATION OF AGENCY

Unless terminated earlier by the parties hereto, this Agreement shall terminate thirty (30) days after the Closing Date (the “Termination Date”). On the next business day following the Termination Date, the Rights Agent shall deliver to the Company any Rights Offer entitlements, if any, held by the Rights Agent under this Agreement. The Rights Agent’s right to be reimbursed for fees, charges and out-of-pocket expenses as provided in paragraph 1 of Article IX hereof and the indemnification provisions of paragraph 2 of Article XI hereof shall survive the termination of this Agreement.

ARTICLE XI—LIMITATION OF LIABILITY; INDEMNIFICATION

1. The Rights Agent shall not be liable for any Losses (as defined below) or action taken or omitted or for any loss or injury resulting from its actions or performance or lack of performance of its duties hereunder in the absence of negligence, bad faith or willful misconduct on its part. In no event shall the Rights Agent be liable for (i) acting in accordance with the instructions of the Company, (ii) special, consequential or punitive damages, or (iii) any Losses due to forces beyond the control of the Rights Agent, including, without limitation, strikes, work stoppages, acts of war or terrorism, insurrection, revolution, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services.

2. The Company shall be liable for and shall indemnify and hold harmless the Rights Agent, its directors, employees, agents and affiliates against any and all claims, losses, liabilities, damages, expenses or judgments (including reasonable attorneys’ fees and expenses) (collectively referred to herein as “Losses”) arising from or in connection with this Agreement or the performance of the Rights Agent’s duties hereunder, [the enforcement of this Agreement and disputes between the parties hereto]; provided, however, that nothing contained herein shall require that the Rights Agent be indemnified for its negligence, bad faith or willful misconduct. The provisions of this paragraph of Article XI shall survive termination of this Agreement or the discharge of the Rights Agent under the terms hereof.

ARTICLE XII—MISCELLANEOUS

1. Notices. All reports, notices and other communications required or permitted to be given hereunder shall be addressed to the following on behalf of the respective parties hereto and delivered by hand, by courier or by first-class mail, postage prepaid, or by telecopy promptly confirmed in writing, as follows or to such other address as may be specified in writing from time to time:

To the Company:

Banco Latinoamericano de Exportaciones, S.A.

Calle 50 and Aquilino de la Guardia

Panama City, Republic of Panama

Attention: Carlos Yap

Senior Vice President, Finance and Performance Management

To the Rights Agent:

The Bank of New York

Reorganization Administration

101 Barclay Street – 11E

New York, NY 10286

Attention: George Dalton

2. Confidentiality. All information as to the Rights Offer shall be held by the Rights Agent and its offices, employees, representatives and agents in strict confidence and shall be disclosed only as required by law, regulation or any judicial, regulatory or administrative authority, including, for the avoidance of doubt, any banking or regulatory agency with jurisdiction over the Rights Agent.

3. Assignment. Neither the Rights Agent nor the Company shall assign this Agreement without first obtaining the written consent of the other party hereto.

4. Headings. The Article and Paragraph headings contained herein are for convenience and reference only and are not intended to define or limit the scope of any provision of this Agreement.

5. Entire Agreement; Amendment. This Agreement shall constitute the entire agreement of the parties with respect to the subject matter and supersedes all prior oral or written agreements in regard thereto. References to any other document or agreement shall not incorporate by reference such other document or agreement into this Agreement and shall not impose any duties or responsibilities, obligations or liabilities on the Rights Agent under such other document or agreement. Except as otherwise specifically provided herein, this Agreement may be amended only by an instrument in writing duly executed by both parties hereto.

6. Governing Law; Jurisdiction; Certain Waivers. (a) This Agreement shall be interpreted and construed in accordance with the internal substantive laws (and not the choice of law rules) of the State of New York. All actions and proceedings brought by the Rights Agent relating to or arising from, directly or indirectly, this Agreement may be litigated in courts located within the State of New York. The Company hereby submits to the personal jurisdiction of such courts; hereby waives personal service of process and consents that any such service of process may be made by certified or registered mail, return receipt requested, directed to the Company at its address last specified for notices hereunder; and hereby waives the right to a trial by jury in any action or proceeding with the Rights Agent. All actions and proceedings brought by the Company against the Rights Agent relating to or arising from, directly or indirectly, this Agreement shall be litigated only in courts located within the State of New York.

(b) The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision; and if any provision is held to be unenforceable as a matter of law, the other provisions shall not be affected thereby and shall remain in full force and effect.

7. Rights and Remedies. The rights and remedies conferred upon the parties hereto shall be cumulative, and the exercise or waiver of any such right or remedy shall not preclude or inhibit the exercise of any additional rights or remedies. The waiver of any right or remedy hereunder shall not preclude or inhibit the subsequent exercise of such right or remedy.

8. Representations and Warranties. The Company hereby represents, warrants and covenants that:

(a) The Company is a corporation duly organized and validly existing under the laws of the Republic of Panama.

(b) This Agreement has been duly authorized, executed and delivered on its behalf and constitutes the legal, valid and binding obligation of the Company. The execution, delivery and performance of this Agreement by the Company does not and will not violate any applicable law or regulation and does not require the consent of any governmental or other regulatory body except for such consents and approvals as have been obtained and are in full force and effect.

9. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, BANCO LATINOAMERICANO DE EXPORTACIONES, S.A. and THE BANK OF NEW YORK have duly executed this Agreement as of the day and year first above written.

BANCO LATINOAMERICANO DE EXPORTACIONES, S.A.

By:
Name: Title:

THE BANK OF NEW YORK,

as Rights Agent

By:
Name: Title: